Exhibit 10.3

AMENDMENT, dated as of December 17, 2008 (the “Amendment”), by and between REGENCY AFFILIATES, INC., a Delaware corporation (“Company”) with an address at 610 N.E. Jensen Beach Blvd., Jensen Beach, Florida 34957 and NEIL HASSON  (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into an Employment Agreement (the “Employment Agreement”) dated as of October 16, 2002;

WHEREAS, the Company and the Executive desire to modify and amend the Employment Agreement as hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

1.           Definitions.  Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement.

2.           Amendment to Employment Agreement.  The Employment Agreement is hereby amended as follows:

(a)           Section 5(d) is hereby added to the Employment Agreement as follows:

“(d)         In the event that Executive is a “specified employee” then, with respect to amounts payable or benefit provided pursuant to this Section 5 which constitute payments under a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then all such payments and benefits which are due within six-months of a “separation from service” within the meaning of Section 409A of the Code shall be delayed until the six-month anniversary of the Executive’s “separation from service”.”

(b)           Section 5(e) is hereby added to the Employment Agreement as follows:

“(e)         The Company may, in its sole discretion, accelerate any “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code as permitted by Treasury Regulation 1.409A-3(j)(4).”

(c)           Section 7(h) is hereby added to the Employment Agreement as follows:

“(h)         In the event of any inconsistency between any provision of this Agreement and Section 409A of the Code, including any regulatory and administrative guidance issued from time to time thereunder, the provisions of Section 409A shall control.  It is the intention of the parties hereto that this Agreement satisfy the requirements of Code Section 409A, and the parties hereby agree to amend this Agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Code Section 409A after the date hereof without violating Code Section 409A.  In case any one or more provisions of this Agreement fails to comply with the provisions of Code Section 409A, the remaining provisions of this Agreement shall remain in effect, and this Agreement shall be administered and applied as if the non-complying provisions were not part of this Agreement.  The parties in that event shall endeavor to agree upon a reasonable substitute for the non-complying provisions, to the extent that a substituted provision would not cause this Agreement to fail to comply with Code Section 409A, and, upon so agreeing, shall incorporate such substituted provisions into this Agreement.”

3.           Effectiveness of Employment Agreement.  The Employment Agreement, as amended by this Amendment, is in all respects ratified and confirmed and shall remain in full force and effect unless and until it is terminated or amended in accordance with its terms.

4.	General.

(a)           This Amendment shall be construed and enforced under and in accordance with the internal laws of the State of Florida, without giving effect to conflicts of law principles.

(b)           This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

(c)           This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

REGENCY AFFILIATES, INC.

By:	/s/ Laurence S. Levy
Name: Laurence S. Levy
Title: Chief Executive Officer

/s/ Neil Hasson
NEIL HASSON